Exhibit 99.1

Tandy Brands Accessories, Inc.	Investor Relations
Rod McGeachy	Beacon Street Group
Chief Executive Officer	Kenneth E. Pieper
817-548-0090	972-618-6924
Tandy Brands Accessories Announces Fiscal 2009 Financial Results
•	Improved cash generation and debt free at year end
•	Improved working capital and expense management
•	Projected 8% to 12% top line growth for fiscal year 2010
Arlington, Texas (August 27, 2009) — Tandy Brands Accessories (Nasdaq:TBAC) today reported results for the fiscal year ended June 30, 2009.
For the fiscal year ended June 30, 2009, the company reported a net loss of $15.1 million, or $2.18 per share, on net sales of $129.0 million. The fiscal 2009 results include a noncash inventory write-down of $6.9 million, a provision for doubtful accounts receivable of $1.1 million, and a charge of $774,000 associated with a corporate reorganization announced in January 2009. In fiscal 2008, the company had a net loss of $49.3 million, or $7.18 per share, on sales of $149.3 million which included noncash impairment charges and an inventory write-down totaling $36.5 million.
For the fourth fiscal quarter ended June 30, 2009, the company reported a net loss of $2.5 million, or $0.36 per share, on net sales of $26.4 million, versus a net loss of $4.7 million, or $0.67 per share, on net sales of $30.1 million for the quarter ended June 30, 2008.
Year in Review
Fiscal 2009 was one of massive changes at Tandy Brands, encompassing the hiring of a new CEO/President in October, a wide-scale corporate reorganization in January, and the installation of a new executive management team in March.
The changes implemented are having a positive effect on the company’s performance. However, the economic environment, soft retail climate and ensuing conservative approach retailers are taking towards inventory replenishment all impacted the company’s performance.
“We have made great strides in improving our core operations, solidifying our balance sheet, and improving our cash cycle,” said Rod McGeachy, President and Chief Executive Officer of Tandy Brands. “We’ve also established some solid new growth platforms this year. But the overall trend of retailers reducing inventory levels and cutting back on the number of suppliers to survive in this economy continues.”

Mr. McGeachy added, “Throughout fiscal 2009, we focused on two primary objectives: stabilizing our operating platform and driving profitable growth. Specifically, with regard to our operating platform, we focused on expense reductions and implementing a Product Lifecycle Management process. The company has demonstrated its ability to manage costs as our SG&A expenses have been reduced by $8.2 million over the last two years. As a result of our Product Lifecycle Management process, we greatly reduced the number of slow-moving products and are focused on higher volume products to drive profitability and operational efficiencies.”
Tight expense control will continue to be a major focus in fiscal 2010. To further reduce costs, the company will move and consolidate its headquarters into its current distribution center located in Dallas, Texas in fiscal 2010.
In addition to stabilizing the operating platform in 2009, Tandy Brands also took measures to drive profitable growth. Toward the end of fiscal 2009, the company announced an agreement to acquire Chambers Belt Company’s private label business and assume both the Wrangler Mass and Wrangler Western/Specialty belt licenses. The transactions were completed in July 2009 and are expected to be sizeable contributors to revenue growth in fiscal 2010 and accretive to earnings from day one.
Tandy Brands also expects to generate profitable growth from several other business platforms. The company’s Gifts business, which has grown from $14 million in net sales in 2005 to more than $23 million by end of fiscal 2009, is expected to continue to gain market share by offering innovative product design, assortments and packaging design. Additionally, the new Eyewear product line which was launched in fiscal 2009 provides Tandy entry into the fast-growing category of fashion reading glasses. Lastly, the company’s Canadian subsidiary, H.A. Sheldon, continues to grow in a mature market by leveraging product innovation, business planning and customer service to drive distribution to new customers and channels.
“The Chambers products and Wrangler licenses are already generating incremental, profitable sales growth, and we expect strong results from these products throughout fiscal 2010,” said Mr. McGeachy. “Moreover, our eyewear products are getting a very positive reaction in the market place. At launch, we gained more than 4,500 retail doors of distribution.”
“We are building the platform that will drive long-term profitable growth,” said Mr. McGeachy. “We expect that these new growth initiatives, when netted against erosion caused by current economic conditions, will drive an 8% to 12% top line sales increase in fiscal 2010.”
Financial Position
At the end of the fiscal year, the company had $3.7 million of cash and no borrowing under its $27.5 million credit facility. During fiscal 2009, the company made marked improvements in its management of working capital and its ability to generate cash.

“Our strong financial position is a point of competitive differentiation for us as our customers look to partner with suppliers who can support them in these challenging times,” said Mr. McGeachy. “In addition, our balance sheet enabled us to take advantage of strategic growth opportunities that fit within our existing borrowing base, such as the Chambers Belt transaction and assumption of the Wrangler licenses. We will continue to look at other opportunities, both organic and acquisitive, to drive future profitable growth.”
Conference Call
The company has scheduled a conference call for 5 p.m. ET on August 27, 2009. Parties interested in participating in the conference call may dial-in at 877-407-9205, while international callers may dial-in at 201-689-8054. A replay of the call will be available through September 5, 2009 and can be accessed by dialing 877-660-6853, or 201-612-7415 for international callers, and entering account number 286 and conference ID number 329799. The conference call will be broadcast live at www.InvestorCalendar.com.
About Tandy Brands Accessories, Inc.
Tandy Brands Accessories, Inc. is a leading designer and marketer of branded men’s, women’s and children’s accessories, including belts, gifts, small leather goods, eyewear, neckwear and sporting goods. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the e-commerce web sites for Rolfs® at www.rolfs.net and Sport Beads at www.sport-beads.com.
Safe Harbor Language
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the company’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the company’s specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the company’s specific market area. Those and other risks are more fully described in the company’s filings with the Securities and Exchange Commission.

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Statements Of Operations
(in thousands except per share amounts)

	Three Months Ended		Year Ended
	June 30		June 30
	2009	2008	2009	2008
Net sales	$26,405	$30,110	$129,017	$149,257
Cost of goods sold	16,176	20,313	82,417	97,872
Inventory write-down	—	—	6,929	18,725

	16,176	20,313	89,346	116,597

Gross margin	10,229	9,797	39,671	32,660
Selling, general and administrative expenses	12,654	12,686	53,031	56,604
Depreciation and amortization	425	608	1,912	3,202
Goodwill and other intangibles impairment	—	—	—	17,774

Total operating expenses	13,079	13,294	54,943	77,580

Operating loss	(2,850)	(3,497)	(15,272)	(44,920)
Interest expense	(128)	(107)	(636)	(1,394)
Other income	80	185	228	237

Loss before income taxes	(2,898)	(3,419)	(15,680)	(46,077)
Income taxes (benefit)	(393)	1,231	(569)	3,211

Net loss	$(2,505)	$(4,650)	$(15,111)	$(49,288)

Loss per common share	$(0.36)	$(0.67)	$(2.18)	$(7.18)
Loss per common share assuming dilution	$(0.36)	$(0.67)	$(2.18)	$(7.18)
Cash dividends declared per common share	$—	$0.04	$0.04	$0.16
Common shares outstanding	6,912	6,901	6,937	6,863
Common shares outstanding assuming dilution	6,912	6,901	6,937	6,863

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Balance Sheets
(in thousands)

	June 30
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$3,670	$2,855
Accounts receivable	19,566	21,496
Inventories	23,022	35,535
Other current assets	8,282	8,783

Total current assets	54,540	68,669
Property and equipment	3,776	5,382
Other assets:
Intangibles	2,742	3,069
Other assets	908	1,617

Total other assets	3,650	4,686

	$61,966	$78,737

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable	$9,369	$10,312
Accrued compensation	5,932	1,985
Accrued expenses	2,124	2,725
Note payable	—	363

Total current liabilities	17,425	15,385
Other liabilities:
Supplemental executive retirement obligation	—	1,893
Other liabilities	2,825	3,581

Total other liabilities	2,825	5,474
Commitments
Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000 shares authorized, none issued	—	—
Common stock, $1.00 par value, 10,000 shares authorized, 7,037 shares and 7,049 shares issued and outstanding	7,037	7,049
Additional paid-in capital	34,867	34,840
Retained earnings (deficit)	(56)	15,337
Other comprehensive income	984	1,666
Shares held by Benefit Restoration Plan Trust	(1,116)	(1,014)

Total stockholders’ equity	41,716	57,878

	$61,966	$78,737

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